EXHIBIT 23



                          INDEPENDENT AUDITOR'S CONSENT



     We consent to the incorporation by reference in Registration Statement No. 333-21395 of TouchStone Software Corporation on Form S-8 of our report dated February 13, appearing in the Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 1996.



/S/ Deloitte & Touche LLP
Costa Mesa, California
March 27, 1997